NEWS RELEASE


CONTACT:    Kenneth Wagner, SVP Investor Relations
            Provident Financial Services, Inc.
            (201) 915-5344

FOR  RELEASE 5:00 P.M. Eastern Time: January 26, 2005



     Provident Financial Services, Inc. Announces Increases in Quarterly and
        Annual Earnings, Increase in Quarterly Dividend and Second Stock
                               Repurchase Program


JERSEY CITY, N.J., Jan 26 /PRNewswire-First Call/ -- Provident Financial Services, Inc. (NYSE:PFS) (the "Company") reported net income of $17.1 million for the three months ended December 31, 2004 and $49.3 million for the year ended December 31, 2004, compared to $8.2 million and $18.7 million, respectively, for the same periods in 2003. Basic and diluted earnings per share were $0.25 and $0.24, respectively, for the quarter ended December 31, 2004, compared to basic and diluted earnings per share of $0.15 for the quarter ended December 31, 2003. Basic and diluted earnings per share were $0.80 for the year ended December 31, 2004, compared to basic and diluted earnings per share of $0.31 for the period from January 15, 2003, the date of the Company's stock conversion, through December 31, 2003. Earnings and per share data for 2004 reflected the impact of the Company's acquisition of First Sentinel Bancorp, Inc. ("First Sentinel") from July 14, 2004, the date the acquisition was completed. Fourth quarter and full year 2004 earnings were impacted by one-time expenses related to the merger and integration of First Sentinel's operations of approximately $291 thousand and $1.2 million, respectively, net of tax. Net income for the year ended December 31, 2003 reflected the one-time expense associated with the $15.6 million, net of tax, contribution to The Provident Bank Foundation.

Paul M. Pantozzi, Chairman and Chief Executive Officer, commented, "Our positive fourth quarter results are indicative of our continued progress toward attaining our strategic objectives of improving operating efficiency, maximizing core deposits and building our commercial loan portfolios. We are pleased to share our success with our shareholders and report that the Company's Board of Directors has today approved an increase in our quarterly cash dividend and has authorized a second stock repurchase program."

Declaration of Quarterly Dividend

On January 26, 2005, the Company's Board of Directors declared a quarterly cash dividend of $0.07 per common share, an increase of 16.7% from the prior quarter's cash dividend of $0.06 per share. The dividend is payable on February 28, 2005 to stockholders of record as of the close of business on February 11, 2005.

Authorization of Stock Repurchase Program

On January 26, 2005, the Company's Board of Directors authorized a new stock repurchase program. The Company had completed all repurchases authorized under the previous plan. Under this new authorization, the Company may repurchase approximately 3.7 million shares, or five percent of the Company's outstanding shares of common stock. Repurchases will be made from time to time and will be effectuated through open market purchases, unsolicited negotiated transactions, or in such other manner deemed appropriate by management. Completion of the repurchase program will not be limited to a specific time period. The Company's repurchase activities will take into account SEC safe harbor rules and guidance for issuer repurchases.

Balance Sheet Summary

Total assets grew to $6.43 billion at December 31, 2004, compared to $4.28 billion at December 31, 2003, with the increase primarily due to the First Sentinel acquisition and internal growth in the Company's loan portfolio. The fair value of assets acquired in the First Sentinel transaction totaled $2.57 billion at July 14, 2004, while deposits and borrowings assumed totaled $1.36 billion and $566.5 million, respectively.

Intangible assets grew $419.2 million to $443.1 million at December 31, 2004, from $23.9 million at December 31, 2003, as a result of the goodwill and core deposit intangibles recorded in connection with the First Sentinel acquisition. At December 31, 2004, the goodwill and the core deposit intangibles related to the First Sentinel acquisition totaled $390.2 million and $29.8 million, respectively. The core deposit intangible is being amortized on an accelerated basis over 8.8 years. The Company performs periodic impairment testing of intangible assets. There was no impairment recognized in 2004.

The Company's net loans increased $272.2 million, or 12.3%, during the year ended December 31, 2004, excluding $1.18 billion in net loans added through the First Sentinel acquisition. Internal loan growth highlights for the year ended December 31, 2004 included a $96.6 million, or 38.5%, increase in commercial and industrial loans, a $98.2 million, or 32.8%, increase in consumer loans, and a $108.1 million, or 6.9%, increase in loans secured by real estate. Prudent growth in commercial and commercial real estate lending remains a focus of the Company. The increase in consumer loans was largely attributable to an increase in indirect auto loans, as well as in fixed-rate home equity loans and home equity lines of credit.

Excluding $745.2 million of investments acquired through the First Sentinel acquisition, total investments decreased $562.9 million, or 33.7%, during the year ended December 31, 2004. Proceeds from investment sales, maturities and scheduled cash flows were used to fund loan growth and the cash portion of the First Sentinel acquisition consideration.

Core deposits, consisting of savings and demand deposit accounts, increased $33.5 million, or 1.9%, for the year ended December 31, 2004, excluding $858.9 million in core deposits acquired through the First Sentinel acquisition. Total deposits were $4.05 billion at December 31, 2004, with core deposits representing 65.6% of total deposits.

Common stock repurchases for the three and twelve months ended December 31, 2004 totaled 738 thousand shares at an average cost of $18.41 per share and 4.0 million shares at an average cost of $17.88 per share, respectively. At December 31, 2004, book value per share and tangible book value per share totaled $15.34 and $9.36, respectively.

Results of Operations

Net Interest Margin

The net interest margin decreased three basis points to 3.38% for the quarter ended December 31, 2004, compared with 3.41% for the same period in 2003. This represented a decrease of five basis points versus the trailing quarter net interest margin of 3.43%. The weighted average rate for interest-earning assets was 4.90% for the three months ended December 31, 2004, compared with 4.67% for the three months ended December 31, 2003 and 4.89% for the trailing quarter. The weighted average rate for interest-bearing liabilities was 1.79% for the quarter ended December 31, 2004, compared with 1.64% for the fourth quarter of 2003 and 1.70% for the quarter ended September 30, 2004. The increases in rates on interest-bearing liabilities were primarily attributable to higher rates of interest paid on savings and time deposits as a result of rising market interest rates.

The net interest margin increased three basis points to 3.40% for the year ended December 31, 2004, compared with 3.37% for the same period in 2003. The weighted average rate for interest-earning assets was 4.81% for the year ended December

31, 2004, compared with 4.78% for the year ended December 31, 2003. The weighted average rate for interest-bearing liabilities was 1.72% for the year ended December 31, 2004, compared with 1.87% for the same period in 2003.

Non-Interest Income

Non-interest income totaled $6.6 million for the quarter and $29.2 million for the year ended December 31, 2004, representing increases of $103 thousand, or 1.6%, and $5.3 million, or 22.3%, respectively, compared to the same periods in 2003. Fee income from retail deposits increased $933 thousand, or 21.8%, to $5.2 million for the three months ended December 31, 2004, compared to $4.3 million for the three months ended December 31, 2003. For the year ended December 31, 2004, fee income from retail deposits increased $4.1 million, or 25.0%, to $20.4 million compared to $16.3 million for the same period in 2003. The increase in deposit fees was largely attributable to the implementation of overdraft privilege in late 2003.

Non-Interest Expense

For the three months ended December 31, 2004, non-interest expense increased $3.4 million, or 11.9%, to $32.3 million compared to $28.8 million for the three months ended December 31, 2003. Amortization of intangibles increased $1.5 million for the quarter ended December 31, 2004, compared with the same period in 2003, primarily as a result of amortization of the core deposit intangible recorded in connection with the First Sentinel acquisition. Additional increases in occupancy expense of $1.1 million and data processing expense of $735 thousand for the quarter ended December 31, 2004, compared with the same period in 2003, were also due primarily to the acquisition and integration of First Sentinel's operations. Partially offsetting these increases, compensation and employee benefits expense declined $1.1 million for the quarter ended December 31, 2004, compared with the same period in 2003. The decline in compensation and benefits expense was a result of the capitalization of severance costs attributable to the First Sentinel acquisition, as well as reductions in pension expense and employee insurance costs, partially offset by an increase in employee headcount.

For the year ended December 31, 2004, non-interest expense decreased $7.4 million, or 5.9%, to $119.3 million compared to $126.8 million for the year ended December 31, 2003. A $24.0 million decrease in charitable contributions associated with the formation of The Provident Bank Foundation in early 2003 was partially offset by increases in compensation and employee benefits expense of $6.4 million, including stock-based compensation and executive severance. Occupancy expense increased $2.9 million for the year ended December 31, 2004, compared with the same period in 2003, primarily as a result of the additional 22 branch locations obtained through the First Sentinel acquisition. Advertising expense increased $2.2 million for the year ended December 31, 2004, compared with the same period in 2003, as a result of as the cost of customer communications associated with the integration of First Sentinel, as well as increased marketing efforts in support of the Company's focus on loan and core deposit generation. Data processing expense increased $1.6 million for the year ended December 31, 2004, compared with the same period in 2003, due primarily to the acquisition and integration of First Sentinel's operations. Furthermore, amortization of intangibles increased $1.6 million for the year ended December 31, 2004, compared with the same period in 2003, primarily as a result of amortization of the core deposit intangible recorded in connection with the First Sentinel acquisition.

Income Tax Expense

For the three and twelve months ended December 31, 2004, the Company's effective tax rates were 22.2% and 28.1%, respectively, compared with 28.3% and 27.3% for the three and twelve months ended December 31, 2003, respectively. In the fourth quarter of 2004, the Company reduced a valuation allowance against a deferred tax asset created in connection with the formation of The Provident Bank Foundation in early 2003. The reduction in valuation allowance resulted in a decrease in fourth quarter 2004 income tax expense of $1.9 million. The reduction in the valuation allowance was attributable to projected improvement in the Company's ability to generate sufficient future taxable income to realize the deferred tax asset. This improvement in the Company's future earnings outlook was largely due to the successful acquisition and integration of First Sentinel's business.

Asset Quality

The Company continues to emphasize asset quality. Total non-performing loans as of December 31, 2004 were $6.4 million, or 0.17% of loans, compared to $4.9 million, or 0.13% of total loans at September 30, 2004, and $6.1 million, or 0.27% of total loans at December 31, 2003. At December 31, 2004, the Company's allowance for loan losses was 0.91% of total loans and 529.5% of non-performing loans, compared with 0.90% of total loans and 687.9% of non-performing loans at September 30, 2004, and 0.92% of total loans and 336.7% of non-performing loans at December 31, 2003. The provision for loan losses for the three months ended December 31, 2004 totaled $900 thousand, compared with net charge-offs of $764 thousand. For the year ended December 31, 2004, the provision for loan losses totaled $3.6 million, while net charge-offs were $3.4 million.

About the Company

Provident Financial Services, Inc. is the bank holding company for The Provident Bank. The Bank currently operates 78 full service branches throughout northern and central New Jersey.

Post Earnings Conference Call

Representatives of the Company will hold a conference call for investors at 10:00 a.m. Eastern Time on Thursday January 27, 2005 regarding highlights of the Company's fourth quarter 2004 financial results. The call can be accessed by dialing 1-866-800-8649 (Domestic) or 1-617-614-2703 (International) and stating the pass code number: 46590451. Internet access to the call is also available (listen only) at www.providentnj.com by going to Investor Relations and clicking on Webcast.

Forward Looking Statements

Certain statements contained herein are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the
Securities  Exchange  Act  of  1934.  Such  forward-looking  statements  may  be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions, which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

                PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
                      Consolidated Statements of Condition
               December 31, 2004 (Unaudited) and December 31, 2003
                             (Dollars in Thousands)



                            Assets                                      December 31, 2004               December 31, 2003
                                                                 --------------------------------- ----------------------------


Cash and due from banks                                         $                       121,187    $                 106,228
Federal funds sold                                                                       16,000                           --
Short-term investments                                                                   26,507                       69,624
                                                                 --------------------------------- ----------------------------
                  Total cash and cash equivalents                                       163,694                      175,852
                                                                 --------------------------------- ----------------------------

Investment securities (market value of $450,071
        (unaudited) and $524,429 at December 31, 2004
        and 2003, respectively)                                                         445,633                      517,789
Securities available for sale, at fair value                                          1,406,340                    1,151,829
Federal Home Loan Bank stock                                                             48,283                       34,585

Loans                                                                                 3,707,211                    2,237,367
        Less allowance for loan losses                                                   33,766                       20,631
                                                                 --------------------------------- ----------------------------
                  Net loans                                                           3,673,445                    2,216,736
                                                                 --------------------------------- ----------------------------

Other real estate owned, net                                                                140                           41
Banking premises and equipment, net                                                      64,605                       46,741
Accrued interest receivable                                                              23,865                       16,842
Intangible assets                                                                       443,148                       23,938
Bank-owned life insurance                                                               105,932                       71,506
Other assets                                                                             58,237                       29,019
                                                                 --------------------------------- ----------------------------
                  Total assets                                  $                     6,433,322  $                 4,284,878
                                                                 ================================= ============================

             Liabilities and Stockholders' Equity

Deposits:
        Demand deposits                                         $                     1,116,812  $                   774,988
        Savings deposits                                                              1,538,466                      987,877
        Certificates of deposit of $100,000 or more                                     253,024                      148,306
        Other time deposits                                                           1,142,171                      784,805
                                                                 --------------------------------- ----------------------------
                  Total deposits                                                      4,050,473                    2,695,976

Mortgage escrow deposits                                                                 15,389                       11,061
Borrowed funds                                                                        1,166,064                      736,328
Subordinated debentures                                                                  27,113                           --
Other liabilities                                                                        37,507                       24,394
                                                                 --------------------------------- ----------------------------
                  Total liabilities                                                   5,296,546                    3,467,759
                                                                 --------------------------------- ----------------------------

Stockholders' Equity:
Preferred stock, $0.01 par value,
  50,000,000 shares authorized, none issued                                                  --                           --
Common stock, $0.01 par value, 200,000,000 shares authorized,
  79,879,017 shares issued and 74,078,784 shares outstanding at
  December 31, 2004 and 61,538,300 shares issued and
  60,600,100 shares outstanding at December 31, 2003,
  respectively                                                                              799                          615



Additional paid-in capital                                                              960,792                      606,541
Retained earnings                                                                       358,678                      324,250
Accumulated other comprehensive income                                                    3,767                        6,416
Treasury stock at cost  (3,961,278 shares at December 31, 2004)                         (70,810)                          --
Unallocated common stock held by Employee Stock
  Ownership Plan                                                                        (76,101)                     (78,816)
Common Stock acquired by the Stock Award Plan                                           (40,349)                     (41,887)
Common Stock acquired by the Directors' Deferred Fee Plan
  (765,318 shares at December 31, 2004)                                                 (13,379)                          --
Deferred compensation - Directors' Deferred Fee Plan                                     13,379                           --
                                                                  -------------------------------- ----------------------------
                  Total stockholders' equity                                          1,136,776                      817,119
                                                                  -------------------------------- ----------------------------
                  Total liabilities and stockholders'
                      equity                                    $                     6,433,322  $                 4,284,878
                                                                  ================================ ============================


                PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDAIRY
                        Consolidated Statements of Income
             Three Months and Year Ended December 31, 2004 and 2003
                             (Dollars in Thousands)


                                                         Three Months Ended                Year Ended
                                                            December 31                    December 31
                                                    -----------------------------  ----------------------------
                                                        2004           2003            2004          2003
                                                    ------------- ---------------  ------------- --------------
                                                            (Unaudited)             (Unaudited)
Interest income:
 Real estate secured loans                          $   39,313    $     21,744     $  121,291    $    84,307
 Commercial loans                                        5,025           4,045         18,309         20,711
 Consumer loans                                          7,136           4,573         23,084         18,432
 Investment securities                                   4,661           4,984         19,183         17,708
 Securities available for sale                          14,072          10,785         46,675         41,639
 Other short-term investments                               72              93            480            463
 Federal funds                                              52             206            521          1,246
                                                    ------------- ---------------  ------------- --------------
                   Total interest income                70,331          46,430        229,543        184,506
                                                    ------------- ---------------  ------------- --------------

Interest expense:
 Deposits                                               12,383           8,209         39,506         39,171
 Borrowed funds                                          9,099           4,325         27,107         15,462
 Subordinated debentures                                   319              --            572             --
                                                    ------------- ---------------  ------------- --------------
                   Total interest expense               21,801          12,534         67,185         54,633
                                                    ------------- ---------------  ------------- --------------
                   Net interest income                  48,530          33,896        162,358        129,873

Provision for loan losses                                  900             100          3,600          1,160
                                                    ------------- ---------------  ------------- --------------

                   Net interest income after
                   provision for loan losses            47,630          33,796        158,758        128,713
                                                    ------------- ---------------  ------------- --------------

Non-interest income:
 Fees                                                    5,215           4,282         20,409         16,325
 Net (loss) gain on securities transactions                 (2)            455          1,310          1,116
 Bank-owned life insurance                               1,284           1,034          4,477          3,847
 Other income                                               82             705          2,955          2,546
                                                    ------------- ---------------  ------------- --------------
                   Total non-interest income             6,579           6,476         29,151         23,834
                                                    ------------- ---------------  ------------- --------------

Non-interest expense:
 Compensation and employee benefits                     14,747          15,886         61,098         54,683
 Net occupancy expense                                   4,653           3,595         17,008         14,157
 Federal deposit insurance                                 156             101            503            440
 Data processing expense                                 2,414           1,679          8,234          6,618
 Advertising and promotion expense                       1,072           1,216          5,969          3,770
 Amortization of intangibles                             2,218             702          5,266          3,699
 Other operating expenses                                6,991           5,646         21,256         19,412
 Contribution to The Provident Bank Foundation              --              --             --         24,000
                                                    ------------- ---------------  ------------- --------------
                   Total non-interest expense           32,251          28,825        119,334        126,779
                                                    ------------- ---------------  ------------- --------------
                   Income before income tax expense     21,958          11,447         68,575         25,768



Income tax expense                                       4,875           3,236         19,274          7,024
                                                    ------------- ---------------  ------------- --------------
                   Net income                       $   17,083    $      8,211     $   49,301    $    18,744
                                                    ============= ===============  ============= ==============

Basic earnings per share                                 $0.25           $0.15          $0.80          $0.31
Average basic shares outstanding                    69,031,409      55,395,928     61,576,544     57,835,726

Diluted earnings per share                               $0.24           $0.15          $0.80          $0.31
Average diluted shares outstanding                  69,766,411      55,299,358     61,932,173     57,965,640





                       PROVIDENT FINANCIAL SERVICES, INC.
                        CONSOLIDATED FINANCIAL HIGHLIGHTS
              (Dollars in thousands, except share data) (Unaudited)



                                                            At or for the Three              At or for the
                                                                Months Ended                   Year Ended
                                                                December 31                   December 31
                                                                -----------                   -----------


                                                             2004           2003          2004           2003
                                                             ----           ----          ----           ----
INCOME STATEMENT:
Net interest income                                          $48,530       $33,896       $162,358       $129,873
Provision for loan losses                                        900           100          3,600          1,160
Non-interest income                                            6,579         6,476         29,151         23,834
Non-interest expense                                          32,251        28,825        119,334        126,779
Income before income tax expense                              21,958        11,447         68,575         25,768
Net income                                                    17,083         8,211         49,301         18,744
Basic earnings per share (1)                                   $0.25         $0.15          $0.80          $0.31
Diluted earnings per share (1)                                 $0.24         $0.15          $0.80          $0.31
Interest rate spread                                            3.11%         3.03%          3.09%          2.91%
Net interest margin                                             3.38%         3.41%          3.40%          3.37%

PROFITABILITY:
Annualized return on average assets                             1.05%         0.78%          0.93%          0.46%
Annualized return on average equity                             6.06%         4.00%          5.06%          2.31%
Annualized operating expense to
    average assets                                              1.99%         2.74%          2.25%          3.08%
Efficiency ratio (net of Foundation expense) (2)               58.52%        71.40%         62.31%         66.87%

ASSET QUALITY:
Non-performing loans                                                                        6,378          6,128
Other real estate owned                                                                       140             41
Non-performing loans to
    total loans                                                                              0.17%          0.27%
Non-performing assets to
    total assets                                                                             0.10%          0.14%
Allowance for loan losses                                                                  33,766         20,631
Allowance for loan losses to
    non-performing loans                                                                   529.45%        336.67%
Allowance for loan losses to
    total loans                                                                              0.91%          0.92%



AVERAGE BALANCE SHEET DATA:
Assets                                                    $6,485,607    $4,209,811     $5,315,860     $4,117,127
Loans, net                                                 3,711,983     2,114,565      2,906,982      2,014,861
Earning assets                                             5,705,720     3,945,029      4,774,031      3,856,922
Core deposits                                              2,654,426     1,751,646      2,178,806      1,694,160
Borrowings                                                 1,246,652       658,533        956,922        567,732
Interest-bearing liabilities                               4,835,099     3,031,235      3,909,188      2,922,879
Stockholders' equity                                       1,128,147       821,146        974,963        812,452
Average yield on interest-
    earning assets                                              4.90%         4.67%          4.81%          4.78%
Average cost of interest-
    bearing liabilities                                         1.79%         1.64%          1.72%          1.87%

CAPITAL:
Leverage capital                                               12.31%        13.27%         12.31%         13.27%
Total risk-based capital                                       20.42%        22.36%         20.42%         22.36%
Average equity to
    average assets                                             17.39%        19.51%         18.34%         19.73%



Notes
(1) Basic and Diluted Earnings Per Share for the year ended December 31, 2003, include the results of operations from January 15, 2003, the date the Company completed its Plan of Conversion, in the amount of $17,755,000.

(2)  Efficiency Ratio Calculation


                                                            Three Months Ended
                                                                December 31,            Year Ended December 31,
                                                                ------------            -----------------------
                                                             2004          2003          2004           2003
                                                             ----          ----          ----           ----
Net interest income                                        $48,530       $ 33,896     $162,358        $129,873
Non-interest income                                          6,579          6,476       29,151          23,834
                                                          --------       --------     --------        --------
Total income                                              $ 55,109       $ 40,372     $191,509        $153,707
                                                          ========       ========     ========        ========

Non-interest expense                                      $ 32,251       $ 28,825     $119,334        $126,779
Less: Provident Bank Charitable Foundation Donation              -              -            -         (24,000)
                                                          --------       --------     --------        --------
Adjusted non-interest expense                             $ 32,251       $ 28,825     $119,334        $102,779
                                                          ========       ========     ========        ========

    Expense/Income:                                          58.52%         71.40%       62.31%          66.87%
                                                          ========       ========     ========        ========

Average Quarterly Balance
NET INTEREST MARGIN ANALYSIS
(Unaudited) (Dollars in Thousands)

                                                         December 31, 2004                       September 30, 2004
                                                         -----------------                       ------------------
                                                  Average                    Average   Average                    Average
                                                  Balance      Interest       Yield    Balance      Interest        Yield
                                                  ----------------------------------   ----------------------------------
Interest-Earning Assets:
   Fed Funds Sold and
        Other Short-Term Investments              $   31,015   $        124    1.59%   $   58,043   $        203    1.39%
   Investment Securities (1)                         454,764          4,661    4.08%      474,110          4,799    4.03%
   Securities Available for Sale                   1,457,204         13,776    3.76%    1,455,892         14,258    3.90%
   Federal Home Loan Bank Stock                       50,754            296    2.32%       48,730            165    1.35%
   Net Loans (2)
        Total Mortgage Loans                       2,856,170         39,313    5.48%    2,605,044         35,920    5.49%
        Total Commercial Loans                       343,923          5,025    5.81%      337,961          5,011    5.90%
        Total Consumer Loans                         511,890          7,136    5.55%      462,854          6,552    5.63%
                                                  ----------   ------------            ----------   ------------
        Total Interest-Earning Assets             $5,705,720         70,331    4.90%   $5,442,634         66,908    4.89%
                                                  ----------   ------------            ----------   ------------

Non-Interest Earning Assets:
   Cash and Due from Banks                           107,695                              100,488
   Other Assets                                      672,192                              611,289
                                                  ----------                           ----------
        Total Assets                              $6,485,607                           $6,154,411
                                                  ==========                           ==========

Interest-Bearing Liabilities:
   Demand Deposits                                $  639,244          1,131    0.70%   $  659,449          1,530    0.92%
   Savings Deposits                                1,546,669          3,684    0.95%    1,498,412          2,965    0.79%
   Time Deposits                                   1,402,534          7,568    2.15%    1,338,965          6,826    2.03%
                                                  ----------   ------------            ----------   ------------
        Total Deposits                             3,588,447         12,383    1.37%    3,496,826         11,321    1.29%
                                                  ----------   ------------            ----------   ------------

   Borrowed Funds                                  1,246,652          9,418    3.01%    1,173,304          8,657    2.94%
                                                  ----------   ------------            ----------   ------------
        Total Borrowings                           1,246,652          9,418    3.01%    1,173,304          8,657    2.94%
                                                  ----------   ------------            ----------   ------------
        Total Interest-Bearing Liabilities        $4,835,099         21,801    1.79%   $4,670,130         19,978    1.70%
                                                  ----------   ------------            ----------   ------------

Non-Interest Bearing Liabilities                     522,361                              450,203
                                                  ----------                           ----------
        Total Liabilities                          5,357,460                            5,120,333
Stockholders' Equity                               1,128,147                            1,034,078
                                                  ----------                           ----------
        Total Liabilities & Stockholders' Equity  $6,485,607                           $6,154,411
                                                  ==========                           ==========

Net interest income                                            $     48,530                          $   46,930
                                                               ============                          ==========

Net interest rate spread                                                       3.11%                                3.19%
                                                                               ====                                 ====
Net interest-earning assets                       $  870,621                           $  772,504
                                                  ==========                           ==========

Net interest margin (3)                                                        3.38%                                3.43%
                                                                               ====                                 ====
Ratio of interest-earning assets to
      interest-bearing liabilities                      1.18x                                1.17x
                                                  ==========                           ==========

----------------------------------------------
   (1)  Average outstanding balance amounts shown are amortized cost.
   (2) Average outstanding balances shown net of the allowance for loan losses, deferred loan fees and expenses, loan premiums and discounts and include non-accrual loans.
   (3)  Net interest income divided by average interest-earning assets.

   The following table summarizes the net interest margin for the previous year, inclusive.


                                                 12/31/04      09/30/04     6/30/04     3/31/04     12/31/03
                                                 4th Qtr.      3rd Qtr.    2nd Qtr.     1st Qtr.    4th Qtr.
                                                 --------      --------    --------     --------    --------
Interest-Earning Assets:
   Securities                                      3.76%         3.79%       3.16%        3.53%      3.48%
   Net Loans                                       5.52%         5.55%       5.62%        5.78%      5.70%
     Total Interest-Earning Assets                 4.90%         4.89%       4.58%        4.79%      4.67%

Interest-Bearing Liabilities:
   Total Deposits                                  1.37%         1.29%       1.35%        1.35%      1.37%
   Total Borrowings                                3.01%         2.94%       2.83%        2.76%      2.61%
      Total Interest-Bearing Liabilities           1.79%         1.70%       1.69%        1.67%      1.64%

Interest Rate Spread                               3.11%         3.19%       2.89%        3.12%      3.03%
Net Interest Margin                                3.38%         3.43%       3.28%        3.50%      3.41%
Ratio of interest-earning assets to
      total interest-bearing liabilities           1.18x         1.17x        1.30x       1.30x      1.30x


Average YTD Balance
NET INTEREST MARGIN ANALYSIS
(Unaudited) (Dollars in Thousands)

                                                         December 31, 2004                       September 30, 2004
                                                         -----------------                       ------------------
                                                  Average                    Average   Average                    Average
                                                  Balance      Interest       Yield    Balance      Interest        Yield
                                                  ----------------------------------   ----------------------------------

Interest-Earning Assets:
   Fed Funds Sold and
        Other Short-Term Investments              $   87,635   $      1,001     1.14%  $  157,854   $      1,709    1.08%
   Investment Securities (1)                         484,583         19,183     3.96%     461,742         17,708    3.84%
   Securities Available for Sale                   1,253,570         45,968     3.67%   1,196,435         40,880    3.42%
   Federal Home Loan Bank Stock                       41,261            707     1.71%      26,030            759    2.92%
   Net Loans (2)
        Total Mortgage Loans                       2,183,550        121,291     5.55%   1,348,872         84,307    6.25%
        Total Commercial Loans                       320,669         18,309     5.71%     393,853         20,711    5.26%
        Total Consumer Loans                         402,763         23,084     5.73%     272,136         18,432    6.77%
                                                  ----------   ------------            ----------   ------------
        Total Interest-Earning Assets             $4,774,031        229,543     4.81%  $3,856,922        184,506    4.78%
                                                  ----------   ------------            ----------   ------------

Non-Interest Earning Assets:
   Cash and Due from Banks                            93,511                               83,981
   Other Assets                                      448,318                              176,224
                                                  ----------                           ----------
        Total Assets                              $5,315,860                           $4,117,127
                                                  ==========                           ==========

Interest-Bearing Liabilities:
   Demand Deposits                                $  541,120          4,274     0.79%  $  413,582          3,590    0.87%
   Savings Deposits                                1,254,758         11,011     0.88%     952,776         11,839    1.24%
   Time Deposits                                   1,156,388         24,221     2.09%     988,789         23,742    2.40%
                                                  ----------   ------------            ----------   ------------
        Total Deposits                            2,952,266          39,506     1.34%   2,355,147         39,171    1.66%
                                                  ----------   ------------            ----------   ------------

   Borrowed Funds                                    956,922         27,679     2.89%     567,732         15,462    2.72%
                                                  ----------   ------------            ----------   ------------
        Total Borrowings                             956,922         27,679     2.89%     567,732         15,462    2.72%
                                                  ----------   ------------            ----------   ------------
        Total Interest-Bearing Liabilities        $3,909,188         67,185     1.72%  $2,922,879         54,633    1.87%
                                                  ----------   ------------            ----------   ------------

Non-Interest-Bearing Liabilities                     431,709                              381,796
                                                  ----------                           ----------
        Total Liabilities                          4,340,897                            3,304,675
Stockholders' Equity                                 974,963                              812,452
                                                  ----------                           ----------
        Total Liabilities & Stockholders' Equity  $5,315,860                           $4,117,127
                                                  ==========                           ==========

Net interest income                                            $    162,358                         $    129,873
                                                               ============                         ============

Net interest rate spread                                                        3.09%                               2.91%
                                                                                ====                                ====
Net interest-earning assets                       $  864,843                           $  934,043
                                                  ==========                           ==========

Net interest margin (3)                                                         3.40%                               3.37%
                                                                                ====                                ====
Ratio of interest-earning assets to
      interest-bearing liabilities                      1.22x                                1.32x
                                                  ==========                           ==========

--------------------------------------------
   (1) Average outstanding balance amounts shown are amortized cost.
   (2) Average outstanding balances shown net of the allowance for loan losses, deferred loan fees and expenses, loan premiums and discounts and include non-accrual loans.
   (3) Net interest income divided by average interest-earning assets.

   The following table summarizes the net interest margin for the three previous years, inclusive.

                                                              Year Ended
                                                  ---------------------------------
                                                  12/31/04      12/31/03   12/31/02
                                                  --------      --------   --------
Interest-Earning Assets:
   Securities                                       3.58%         3.31%      4.67%
   Net Loans                                        5.60%         6.13%      6.87%
     Total Interest-Earning Assets                  4.81%         4.78%      6.16%

Interest-Bearing Liabilities:
   Total Deposits                                   1.34%         1.66%      2.44%
   Total Borrowings                                 2.89%         2.72%      4.10%
      Total Interest-Bearing Liabilities            1.72%         1.87%      2.57%

Interest Rate Spread                                3.09%         2.91%      3.59%
Net Interest Margin                                 3.40%         3.37%      3.96%
Ratio of interest-earning assets to
      interest-bearing liabilities                  1.22x         1.32x       1.17x
